EXHIBIT 10.2



DESCRIPTION OF DEFERRED COMPENSATION PLAN OF THE COMPANY



Deferred Compensation Plan

The Company and its subsidiaries have, from time to time, entered into non-qualified deferred compensation agreements with certain of their officers pursuant to which the officer may elect to defer a portion of his or her salary on an annual basis, which is paid as a monthly benefit upon retirement. Several deferred compensation agreements contain a death benefit feature. The deferred compensation agreements are granted at the discretion of the Boards of Directors of the Company and its subsidiaries.